Exhibit 10.12

SUTHERLAND ASSET MANAGEMENT CORPORATION

2013 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT is made by and between Sutherland Asset Management Corporation, a Maryland corporation (the “Company”) and [•] (the “Grantee”), dated as of the [•] day of [•], 2015.

WHEREAS, the Company maintains the Sutherland Asset Management Corporation 2013 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an Eligible Person; and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.                                      Grant of restricted stock.

The Company hereby grants the Grantee 3,000 Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Award Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

2.                                      Restrictions and conditions.

The Restricted Stock awarded pursuant to this Award Agreement and the Plan shall be subject to the following restrictions and conditions:

(i) Subject to clause (iii) below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the date hereof and lapse, solely to the extent the Grantee has not had a Termination of Service, in equal installments on each of the first three anniversaries of the date hereof. For purposes of the Plan and this Award Agreement, Shares with respect to which the Restriction Period has lapsed shall be vested. Notwithstanding the foregoing, the Restriction Period with respect to such Shares shall only lapse as to whole Shares (with all outstanding fractional Shares vesting upon the final vesting date).  Subject to the provisions of the Plan and this Award Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).

(ii) Except as provided in the foregoing clause (i), below in this clause (ii) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock (whether or not vested), all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any cash dividends. Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Upon the Grantee’s Termination of Service by for any reason during the Restriction Period, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount (if any) paid by the Grantee for such forfeited Restricted Stock as contemplated by the Plan, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv) Cessation of service as a Director shall not be treated as a cessation of service for purposes of this paragraph 2 if the Grantee continues without interruption to serve thereafter in such other capacity as determined by the Committee, and the termination of such successor service shall be treated as the applicable termination.

3.                                      Miscellaneous.

(a)                                 Governing law; venue; waiver of jury trial. The Plan and all awards granted under the Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Maryland applicable to agreements made and to be performed wholly within the State of Maryland. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Award Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably (a) submits to the exclusive personal and legal jurisdiction of (i) the United States District Court for the Southern District of New York or (ii) in the event that such court lacks jurisdiction to hear the claim, the state courts of New York located in the borough of Manhattan, New York City (the “Selected Courts”), and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company and the Grantee at their respective addresses consistent with Section 23 of the Plan; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) except to the extent prohibited by law, agrees to be solely responsible for his or its own legal costs. Unless otherwise specifically provided by explicit reference to the jury waiver provision in this Paragraph 3 in a written agreement executed by the Company and the Grantee, each Grantee, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT THE GRANTEE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THE PLAN OR ANY AWARD AGREEMENT, WHETHER AT THE EFFECTIVE DATE OR THEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE GRANTEE MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND

BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE GRANTEE, ON THE OTHER HAND, IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE PLAN OR ANY AWARD AGREEMENT, AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(b)                                 All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 3(b).

(c)                                  Without limiting the Grantee’s rights as may otherwise be applicable in the event of a Change in Control, if the Company shall be consolidated or merged with another corporation or other entity, the Grantee may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with the Plan, and such stock, securities or other property shall become subject to the restrictions and requirements imposed under the Plan and this Award Agreement, and the certificates therefor or other evidence shall bear a legend similar in form and substance to the legend set forth in the Plan.

Any shares or other securities distributed to the grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by the Plan and this Award Agreement, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in the Plan.

(d)                                 The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Award Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Award Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Award Agreement.

(e)                                  Nothing in this Award Agreement shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in this Award Agreement or under the Plan.

(f)                                   This Award Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Award Agreement as of the day and year first above written.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:
Name:
Title:

[•]